UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2007

ICT GROUP, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard, Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of ICT Group, Inc. (the “Company”) approved and adopted an amendment to the Amended and Restated Articles of Incorporation of the Company (the “Amendment”), authorizing the Company to issue uncertificated shares. The Amendment was passed in order to allow the Company to issue shares through the Direct Registration System (“DRS”), as required by the rules of the NASDAQ Global Market. DRS allows shareholders to hold shares of the Company’s securities registered in their names without the issuance of physical stock certificates and allows them to transfer electronically shares of the Company’s securities to broker-dealers in order to effect transactions without the need to transfer physical stock certificates. The Amendment was effective upon filing with the Department of State of the Commonwealth of Pennsylvania on December 20, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
3.1	Amendment to the Amended and Restated Articles of Incorporation of ICT Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ Jeffrey C. Moore
Jeffrey C. Moore
Senior Vice President, General Counsel

Dated: December 21, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amendment to the Amended and Restated Articles of Incorporation of ICT Group, Inc.